EXHIBIT 23.1


            Consent of Independent Registered Public Accounting Firm



Tel-Instrument Electronics Corp.
Carlstadt, New Jersey

We hereby consent to the incorporation by reference in the Registration Statement Form S-8 No. 33-18978 of Tel-Instrument Electronics Corp. of our report dated July 13, 2007, relating to the consolidated financial statements and schedule, which appear in this Annual Report on Form 10-K.




/s/  BDO Seidman, LLP
-----------------------------
     BDO Seidman, LLP
     Woodbridge, New Jersey

July 13, 2007